Exhibit 23.1

                       Consent of Independent Accountants

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated March 20, 2001 relating to the financial statements of EP MedSystems, Inc., which appears in such Registration Statement. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP


s/PricewaterhouseCoopers LLP

June 25, 2001


                                      E-29